Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS SECOND QUARTER RESULTS

HAMILTON, Bermuda (August 6, 2026) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $2,258 as of June 30, 2026, an increase of 4% for the second quarter of 2026 and 3% for the first six months of 2026, including dividends.

Liam Caffrey, CEO, commented, “Book value per share was up 4% in the quarter, driven by strong operating company results and solid investment returns. Ark produced an 84% combined ratio and strong growth in tangible book value. Kudu generated a 15% return on equity on a trailing 12 months basis, driven by strong growth on a same store basis coupled with sale transactions. HG Global grew its book value by 1%, including a $90 million dividend to White Mountains from its recent debt refinancing. Distinguished had a solid quarter, growing both managed premiums and ScaleCo adjusted EBITDA. MediaAlpha’s share price increased 35% in the quarter, producing $58 million of mark-to-market gains. Excluding MediaAlpha, the investment portfolio was up 2.8%. We repurchased $191 million of shares in the quarter and deployed $132 million into two WTM Partners acquisitions. Factoring in other recent operating company distributions, undeployed capital now stands at roughly $0.8 billion.”

Comprehensive income (loss) attributable to common shareholders was $199 million and $173 million in the second quarter and first six months of 2026 compared to $124 million and $159 million in the second quarter and first six months of 2025. Results in the second quarter and first six months of 2026 included $151 million and $161 million of net realized and unrealized investment gains compared to $87 million and $173 million in the second quarter and first six months of 2025. Results in the second quarter and first six months of 2026 also included $58 million and $(7) million of unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha compared to $31 million and $(6) million in the second quarter and first six months of 2025.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 84% and 88% in the second quarter and first six months of 2026 compared to 84% and 90% in the second quarter and first six months of 2025. Ark/WM Outrigger reported gross written premiums of $778 million and $1,868 million, net written premiums of $537 million and $1,128 million and net earned premiums of $376 million and $750 million in the second quarter and first six months of 2026 compared to gross written premiums of $815 million and $1,923 million, net written premiums of $579 million and $1,306 million and net earned premiums of $364 million and $722 million in the second quarter and first six months of 2025.

Ark’s combined ratio was 84% and 88% in the second quarter and first six months of 2026 compared to 85% and 90% in the second quarter and first six months of 2025. Ark’s combined ratio in the second quarter and first six months of 2026 included three points and five points of catastrophe losses, driven primarily by losses related to the war in Iran. This compares to minimal catastrophe losses in the second quarter of 2025 and thirteen points of catastrophe losses in the first six months of 2025, driven by losses related to the California wildfires. Ark’s combined ratio included eight points and six points of net favorable prior year development in the second quarter and first six months of 2026, driven by the property and specialty lines of business. This compares to five points and nine points of net favorable prior year development in the second quarter and first six months of 2025, driven primarily by the property, marine & energy and specialty lines of business.

Ark has ongoing exposure to the war in Iran, primarily through the specialty and marine & energy lines of business. In the second quarter and first six months of 2026, Ark recorded estimated losses of $17 million and $42 million (net of reinsurance and reinstatement premiums) related to the war.

Ark reported gross written premiums of $778 million and $1,868 million, net written premiums of $538 million and $1,128 million and net earned premiums of $375 million and $747 million in the second quarter and first six months of 2026 compared to gross written premiums of $815 million and $1,923 million, net written premiums of $536 million and $1,226 million and net earned premiums of $357 million and $703 million in the second quarter and first six months of 2025. The decline in gross written premiums in the second quarter of 2026 was driven primarily by softening market conditions in property lines, which was partially offset by growth in specialty lines. The decline in gross written premiums in the first six months of 2026 was driven primarily by a change in the timing of recognition of certain delegated authority business, which had no impact on the timing of recognition of Ark’s earned premiums.

Ark reported pre-tax income of $78 million and $85 million in the second quarter and first six months of 2026 compared to $91 million and $144 million in the second quarter and first six months of 2025. Ark’s results included net realized and unrealized investment gains (losses) of $31 million and $(2) million in the second quarter and first six months of 2026 compared to $51 million and $81 million in the second quarter and first six months of 2025.

Ark reported book value of $1,615 million as of June 30, 2026, an increase of 4% in the second quarter of 2026 and 5% in the first six months of 2026, including dividends. Ark reported tangible book value of $1,736 million as of June 30, 2026, an increase of 6% in the second quarter of 2026 and 7% in the first six months of 2026, including dividends. Ark’s book value includes goodwill and other intangible assets, net of tax, and White Mountains’s contingent consideration liability, which are excluded from Ark’s tangible book value.

Ian Beaton, CEO of Ark, said, “Our results for the first half of the year have been good. Ark’s combined ratio was 84% for the second quarter and 88% year to date, and we grew tangible book value by 7% year to date. Gross premiums were down 5% in the quarter driven by rate softening in property lines, which offset solid growth in specialty lines. The Iran war losses to date have been manageable but uncertainty remains.”

WM Outrigger Re’s combined ratio was 25% and 40% in the second quarter and first six months of 2026 compared to 44% and 120% in the second quarter and first six months of 2025. Catastrophe losses in the first six months of 2025 included $19 million of losses related to the California wildfires (net of reinstatement premiums).

Kudu

Kudu reported total revenues of $69 million, pre-tax income of $57 million and adjusted EBITDA of $16 million in the second quarter of 2026 compared to total revenues of $20 million, pre-tax income of $11 million and adjusted EBITDA of $16 million in the second quarter of 2025. Total revenues, pre-tax income and adjusted EBITDA included $19 million of net investment income in both the second quarter of 2026 and 2025. Total revenues and pre-tax income also included $50 million of net realized and unrealized investment gains in the second quarter of 2026 compared to $1 million in the second quarter of 2025. The increase in net realized and unrealized investment gains was driven by an increase in the fair value of Kudu’s participation contracts, primarily due to lower discount rates across the portfolio and step-ups in valuation related to certain sale transactions. On a trailing 12 months basis, return on equity was 15% as of June 30, 2026, up from 12% as of March 31, 2026, primarily due to higher net realized and unrealized investment gains.

Kudu reported total revenues of $132 million, pre-tax income of $109 million and adjusted EBITDA of $33 million in the first six months of 2026 compared to total revenues of $84 million, pre-tax income of $64 million and adjusted EBITDA of $32 million in the first six months of 2025. Total revenues, pre-tax income and adjusted EBITDA included $40 million of net investment income in the first six months of 2026 compared to $39 million in the first six months of 2025. Total revenues and pre-tax income also included $92 million of net realized and unrealized investment gains in the first six months of 2026 compared to $45 million in the first six months of 2025. The increase in net realized and unrealized investment gains was driven by an increase in the fair value of Kudu’s participation contracts, primarily due to growth in assets under management at several managers, lower discount rates across the portfolio and step-ups in valuation related to certain sale transactions.

Rob Jakacki, CEO of Kudu, said, “We delivered a strong second quarter and start to the year, generating a 4% return in the quarter and a 15% return on a trailing 12 months basis. Second quarter results were buoyed by a $20 million gain from a sale transaction. We also closed on two new investments in Australia during the first half of the year, further diversifying our portfolio. Our pipeline remains robust.”

HG Global

HG Global reported gross written premiums of $11 million and $19 million and earned premiums of $8 million and $15 million in the second quarter and first six months of 2026 compared to gross written premiums of $19 million and $26 million and earned premiums of $7 million and $15 million in the second quarter and first six months of 2025. HG Global’s total par value of policies assumed was $818 million and $1,335 million in the second quarter and first six months of 2026 compared to $931 million and $1,358 million in the second quarter and first six months of 2025. HG Global’s total gross pricing was 135 and 145 basis points in the second quarter and first six months of 2026 compared to 206 and 191 basis points in the second quarter and first six months of 2025.

HG Global reported pre-tax income of $10 million and $21 million in the second quarter and first six months of 2026 compared to $17 million and $42 million in the second quarter and first six months of 2025. HG Global’s results included net realized and unrealized investment gains (losses) of $(2) million and $(7) million in the second quarter and first six months of 2026 compared to $3 million and $13 million in the second quarter and first six months of 2025, driven by movements in interest rates.

The fair value of the BAM surplus notes increased to $353 million as of June 30, 2026 compared to $346 million as of March 31, 2026, resulting from $7 million of accrued interest. On July 28, 2026, HG Global received a cash payment of principal and interest on the BAM Surplus Notes of $8 million.

On May 14, 2026, HG Global refinanced its senior debt facility, upsizing the facility to $200 million and lowering the interest rate to a fixed rate of 7.4%. In turn, on May 26, 2026, HG Global paid a $93 million cash dividend to shareholders, of which $90 million was paid to White Mountains.

Kevin Pearson, President of HG Global, said, “HG Global had a slower second quarter, with a decline in gross written premiums, primarily due to continued tightening of municipal bond spreads and weaker primary market pricing. In the quarter, we refinanced our senior notes at improved terms and returned $93 million of capital to shareholders, enhancing our go-forward return profile.”

We encourage you to read BAM’s second quarter statutory financial statements and operating supplement, which will be available on BAM’s website at https://bambonds.com/about-bam/credit-rating-and-financial-information/.

Distinguished

Distinguished reported managed premiums of $189 million and $321 million, commission and fee revenues of $57 million and $96 million, pre-tax loss of $11 million and $28 million and ScaleCo adjusted EBITDA of $12 million and $17 million for the second quarter and first six months of 2026.

On a trailing 12 months basis, Distinguished reported managed premiums of $598 million and ScaleCo adjusted EBITDA of $28 million. These figures include periods prior to White Mountains’s ownership of Distinguished, which White Mountains believes is useful in understanding Distinguished’s performance.

Jason Rotman, President of Distinguished, said “We had a solid second quarter. Trailing 12 months managed premiums and ScaleCo adjusted EBITDA were up 4% and 8% quarter-over-quarter. During the quarter, we enjoyed particularly strong growth in the environmental and urban real estate programs, partially offset by a decline in the umbrella program. Our newer growth programs are performing well, and we continue to add new teams and product lines to our GrowthCo vertical.”

MediaAlpha

As of June 30, 2026, White Mountains owned 17.9 million shares of MediaAlpha, representing a 29% basic ownership interest based on the total class A and class B common shares outstanding. As of June 30, 2026, MediaAlpha’s share price was $12.57 per share, which increased from $9.30 per share as of March 31, 2026. The carrying value of White Mountains’s investment in MediaAlpha was $225 million as of June 30, 2026 compared to $166 million as of March 31, 2026. At our June 30, 2026 level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $7.50 per share increase or decrease in White Mountains’s book value per share.

We encourage you to read MediaAlpha’s second quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at https://investors.mediaalpha.com.

WTM Partners

Beginning in the second quarter of 2026, in conjunction with the acquisitions of Basesix and Hawkeye Electric, WTM Partners has been presented as a separate reportable segment. Prior period amounts have been reclassified to conform to the current period presentation.

WTM Partners reported total revenues of $93 million and $137 million, pre-tax income of $4 million and $2 million and adjusted EBITDA of $9 million and $11 million in the second quarter and first six months of 2026 compared to total revenues of $43 million and $43 million, pre-tax income (loss) of $1 million and $(2) million and adjusted EBITDA of $3 million and $2 million in the second quarter and first six months of 2025. The increases were driven by solid organic growth at Enterprise Solutions and the acquisitions of Basesix and Hawkeye Electric in the second quarter of 2026.

John Daly, CEO and Managing Partner of WTM Partners, said “Enterprise Solutions had a solid quarter, generating the bulk of our $9 million of adjusted EBITDA. We closed two new deals in the quarter, including Basesix, a low voltage contracting platform, and Hawkeye Electric, a bolt-on to Enterprise Solutions, further diversifying our portfolio and footprint in the essential services sector. We have deployed roughly $200 million of equity capital and are working an active pipeline of new opportunities.”

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $115 million and $38 million in the second quarter and first six months of 2026 compared to $35 million and $(21) million in the second quarter and first six months of 2025. Net realized and unrealized investment gains were $72 million and $79 million in the second quarter and first six months of 2026 compared to $32 million and $35 million in the second quarter and first six months of 2025. Unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha were $58 million and $(7) million in the second quarter and first six months of 2026 compared to $31 million and $(6) million in the second quarter and first six months of 2025. Net investment income was $16 million and $29 million in the second quarter and first six months of 2026 compared to $9 million and $18 million in the second quarter and first six months of 2025. White Mountains’s Other Operations reported general and administrative expenses of $43 million and $90 million in the second quarter and first six months of 2026 compared to $49 million and $104 million in the second quarter and first six months of 2025. The decrease in general and administrative expenses in the first six months of 2026 was driven primarily by lower loss and loss adjustment expenses in 2026 compared to 2025, which included losses related to the California wildfires, partially offset by higher incentive compensation costs due to an increase in White Mountains’s share price.

Share Repurchases

In the second quarter of 2026, White Mountains repurchased and retired 91,194 of its common shares for $191 million at an average share price of $2,092.72, or 93% of White Mountains’s June 30, 2026 book value per share. In the first six months of 2026, White Mountains repurchased and retired 103,816 of its common shares for $217 million at an average share price of $2,088.40, or 93% of White Mountains’s June 30, 2026 book value per share.

Investments

The total consolidated portfolio return was 3.5% in the second quarter of 2026. Excluding MediaAlpha, the total consolidated portfolio return was 2.8% in the second quarter of 2026. The total consolidated portfolio return was 2.7% in the second quarter of 2025. Excluding MediaAlpha, the total consolidated portfolio return was 2.3% in the second quarter of 2025.

The total consolidated portfolio return was 3.7% in the first six months of 2026. Excluding MediaAlpha, the total consolidated portfolio return was 3.8% in the first six months of 2026. The total consolidated portfolio return was 4.5% in the first six months of 2025. Excluding MediaAlpha, the total consolidated portfolio return was 4.7% in the first six months of 2025.

Mark Plourde, President of White Mountains Advisors, said, "Excluding MediaAlpha, the total portfolio returned 2.8% in the quarter. Our short duration fixed income portfolio returned 0.9%, ahead of the Bloomberg Intermediate Aggregate Index return of 0.5%. Excluding MediaAlpha, the equity portfolio returned 4.9%, behind the S&P 500 Index return of 15.2% in a strong up market for common stocks. Our equity results were impacted by lower relative returns from our market neutral positions and other long-term investments."

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	June 30, 2026	December 31, 2025	June 30, 2025
Assets
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	$2,011.9	$1,917.9	$1,755.8
Common equity securities	407.7	452.3	435.0
Short-term investments	536.9	866.6	611.4
Other long-term investments	769.0	689.7	609.1
Total investments	3,725.5	3,926.5	3,411.3
Cash (restricted $25.2, $1.1, $4.6)	91.5	104.8	162.7
Reinsurance recoverables	1,394.0	836.1	1,044.1
Insurance premiums receivable	1,473.2	848.4	1,451.4
Deferred acquisition costs	327.9	211.1	344.8
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	265.6	134.7	198.7
Total P&C Insurance and Reinsurance assets	7,570.2	6,354.1	6,905.5
Asset Management (Kudu)
Short-term investments	114.4	21.9	42.3
Other long-term investments	1,344.6	1,291.4	1,127.2
Total investments	1,459.0	1,313.3	1,169.5
Cash	1.4	34.5	5.7
Accrued investment income	21.6	25.3	24.1
Goodwill and other intangible assets	7.6	7.7	7.8
Other assets	7.3	21.5	23.6
Total Asset Management assets	1,496.9	1,402.3	1,230.7
Financial Guarantee (HG Global)
Fixed maturity investments	715.1	693.4	670.8
Short-term investments	34.2	90.8	42.9
Total investments	749.3	784.2	713.7
Cash	.2	.1	9.2
BAM surplus notes, at fair value	352.8	339.0	396.7
Insurance premiums receivable	9.8	11.4	8.0
Deferred acquisition costs	98.5	96.9	90.4
Other assets	6.0	5.2	26.5
Total Financial Guarantee assets	1,216.6	1,236.8	1,244.5
Specialty Insurance Distribution (Distinguished)
Short-term investments	79.4	94.0	—
Total investments	79.4	94.0	—
Cash (restricted $3.6, $0.1, $0.0)	4.1	2.7	—
Premiums, commissions and fees receivable	69.8	45.7	—
Goodwill and other intangible assets	565.1	577.7	—
Other assets	26.4	15.3	—
Total Specialty Insurance Distribution assets	744.8	735.4	—
Services, Industrial and Consumer (WTM Partners)
Short-term investments, at fair value	.6	.5	.5
Total investments	.6	.5	.5
Cash	6.1	4.4	5.3
Accounts receivable	78.8	39.5	37.7
Contract assets	36.3	17.8	15.1
Goodwill and other intangible assets	269.6	91.5	95.4
Other assets	43.5	28.7	29.6
Total Services, Industrial and Consumer assets	434.9	182.4	183.6
Other Operations
Fixed maturity investments	312.9	159.2	170.0
Common equity securities	169.1	30.7	—
Investment in MediaAlpha	224.5	231.2	195.5
Short-term investments	211.5	806.9	498.5
Other long-term investments	1,202.6	977.4	570.8
Total investments	2,120.6	2,205.4	1,434.8
Cash	24.2	38.4	36.2
Goodwill and other intangible assets	48.9	50.8	62.7
Other assets	104.3	95.9	97.0
Assets held for sale - Bamboo Group	—	—	620.7
Assets held for sale - Other	5.3	5.0	7.2
Total Other Operations assets	2,303.3	2,395.5	2,258.6
Total assets	$13,766.7	$12,306.5	$11,822.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	June 30, 2026	December 31, 2025	June 30, 2025
Liabilities
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	$2,623.8	$2,481.0	$2,288.5
Unearned insurance premiums	1,860.4	1,026.1	1,847.3
Debt	159.0	159.7	158.9
Reinsurance payable	642.8	286.2	463.8
Contingent consideration	370.0	328.3	193.4
Other liabilities	208.0	247.2	221.6
Total P&C Insurance and Reinsurance liabilities	5,864.0	4,528.5	5,173.5
Asset Management (Kudu)
Debt	350.7	350.4	246.8
Other liabilities	116.7	96.5	82.4
Total Asset Management liabilities	467.4	446.9	329.2
Financial Guarantee (HG Global)
Unearned insurance premiums	331.8	327.9	307.9
Debt	197.4	147.8	147.6
Other liabilities	20.1	23.8	32.8
Total Financial Guarantee liabilities	549.3	499.5	488.3
Specialty Insurance Distribution (Distinguished)
Debt	140.9	140.8	—
Premiums and commissions payable	114.0	81.3	—
Other liabilities	77.3	85.0	—
Total Specialty Insurance Distribution liabilities	332.2	307.1	—
Services, Industrial and Consumer (WTM Partners)
Debt	66.5	19.4	16.3
Contract liabilities	35.6	24.8	27.6
Other liabilities	81.2	47.2	46.5
Total Services, Industrial and Consumer liabilities	183.3	91.4	90.4
Other Operations
Debt	18.0	18.9	20.4
Accrued incentive compensation	56.2	100.1	38.7
Other liabilities	40.3	55.4	54.6
Liabilities held for sale - Bamboo Group	—	—	281.2
Liabilities held for sale - Other	4.0	3.6	6.4
Total Other Operations liabilities	118.5	178.0	401.3
Total liabilities	7,514.7	6,051.4	6,482.7
Redeemable noncontrolling interests	131.5	131.5	—
Equity
White Mountains’s common shareholders’ equity
White Mountains’s common shares and paid-in surplus	566.0	579.0	576.6
Retained earnings	4,821.0	4,845.6	4,067.6
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation	1.3	.8	.3
Total White Mountains’s common shareholders’ equity	5,388.3	5,425.4	4,644.5
Nonredeemable noncontrolling interests	732.2	698.2	695.7
Total equity	6,120.5	6,123.6	5,340.2
Total liabilities, redeemable noncontrolling interests and equity	$13,766.7	$12,306.5	$11,822.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(Unaudited)

	June 30, 2026	March 31, 2026	December 31, 2025	June 30, 2025
Book value per share numerator (in millions):
White Mountains’s common shareholders’ equity	$5,388.3	$5,373.5	$5,425.4	$4,644.5
Book value per share denominator (in thousands):
Common shares outstanding	2,386.7	2,476.7	2,479.7	2,575.1

Book value per share	$2,257.60	$2,169.66	$2,187.97	$1,803.57

Quarter-to-date change in book value per share, including dividends:	4.1%	(0.8)%	18.2%	2.9%
Year-to-date change in book value per share, including dividends:	3.2%	(0.8)%	25.4%	3.4%

Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	$376.2	$364.2	$750.0	$722.2
Net investment income	28.0	26.3	56.7	49.8
Net realized and unrealized investment gains (losses)	30.5	51.1	(2.4)	80.6
Other revenues	4.9	6.3	11.6	8.5
Total P&C Insurance and Reinsurance revenues	439.6	447.9	815.9	861.1
Asset Management (Kudu)
Net investment income	19.0	19.3	39.8	38.7
Net realized and unrealized investment gains (losses)	49.7	.8	91.7	44.8
Other revenues	.2	.3	.4	.7
Total Asset Management revenues	68.9	20.4	131.9	84.2
Financial Guarantee (HG Global)
Earned insurance premiums	7.7	7.1	15.4	15.3
Net investment income	7.8	6.5	15.5	12.8
Net realized and unrealized investment gains (losses)	(2.0)	3.1	(7.2)	13.1
Interest income from BAM surplus notes	6.9	7.5	13.8	15.0
Other revenues	—	—	.1	.1
Total Financial Guarantee revenues	20.4	24.2	37.6	56.3
Specialty Insurance Distribution (Distinguished)
Commission and fee revenues	56.6	—	96.2	—
Other revenues	.8	—	1.5	—
Total Specialty Insurance Distribution revenues	57.4	—	97.7	—
Services, Industrial and Consumer (WTM Partners)
Product and service revenues	92.8	42.8	136.5	42.8
Total Services, Industrial and Consumer revenues	92.8	42.8	136.5	42.8
P&C Insurance Distribution (Bamboo)
Commission and fee revenues	—	59.1	—	103.3
Earned insurance premiums	—	1.6	—	16.5
Other revenues	—	1.8	—	4.1
Total P&C Insurance Distribution revenues	—	62.5	—	123.9
Other Operations
Net investment income	15.5	8.6	29.0	18.3
Net realized and unrealized investment gains (losses)	72.4	31.8	79.3	34.6
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	58.4	30.5	(6.8)	(6.1)
Product and service revenues	14.7	13.5	27.5	27.1
Net gain on sale of the Bamboo Group	—	—	2.4	—
Other revenues	4.5	7.0	11.4	24.8
Total Other Operations revenues	165.5	91.4	142.8	98.7
Total revenues	$844.6	$689.2	$1,362.4	$1,267.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Expenses:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	$175.6	$164.0	$382.3	$397.5
Insurance acquisition expenses	103.7	97.2	202.5	180.7
General and administrative expenses	44.4	56.5	91.9	92.4
Change in fair value of contingent consideration	31.7	28.4	41.7	38.1
Interest expense	4.1	4.3	8.2	8.5
Total P&C Insurance and Reinsurance expenses	359.5	350.4	726.6	717.2
Asset Management (Kudu)
General and administrative expenses	4.7	3.6	8.9	7.6
Interest expense	7.2	6.1	14.3	12.5
Total Asset Management expenses	11.9	9.7	23.2	20.1
Financial Guarantee (HG Global)
Insurance acquisition expenses	2.1	2.0	4.2	3.9
General and administrative expenses	4.2	1.0	4.9	1.6
Interest expense	3.7	4.5	7.3	9.1
Total Financial Guarantee expenses	10.0	7.5	16.4	14.6
Specialty Insurance Distribution (Distinguished)
Broker commission expenses	23.3	—	40.5	—
General and administrative expenses	41.0	—	78.2	—
Interest expense	3.6	—	7.1	—
Total Specialty Insurance Distribution expenses	67.9	—	125.8	—
Services, Industrial and Consumer (WTM Partners)
Cost of sales	72.6	35.2	108.7	35.2
General and administrative expenses	15.5	6.4	25.3	9.4
Interest expense	.6	.3	.9	.3
Total Service, Industrial and Consumer revenues	88.7	41.9	134.9	44.9
P&C Insurance Distribution (Bamboo)
Broker commission expenses	—	19.8	—	35.3
Loss and loss adjustment expenses	—	1.7	—	12.6
Insurance acquisition expenses	—	(.6)	—	6.0
General and administrative expenses	—	22.6	—	42.6
Interest expense	—	2.9	—	5.0
Total P&C Insurance Distribution expenses	—	46.4	—	101.5
Other Operations
Cost of sales	7.5	7.2	14.1	14.7
General and administrative expenses	42.5	49.1	89.6	104.1
Interest expense	.6	.5	1.3	1.0
Total Other Operations expenses	50.6	56.8	105.0	119.8
Total expenses	588.6	512.7	1,131.9	1,018.1
Pre-tax income (loss)	256.0	176.5	230.5	248.9
Income tax (expense) benefit	(24.8)	(12.9)	(25.6)	(22.5)
Net income (loss)	231.2	163.6	204.9	226.4
Net (income) loss attributable to noncontrolling interests	(31.7)	(40.7)	(32.6)	(69.6)
Net income (loss) attributable to White Mountains’s common shareholders	$199.5	$122.9	$172.3	$156.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) attributable to White Mountains’s common shareholders	$199.5	$122.9	$172.3	$156.8
Other comprehensive income (loss), net of tax	(.5)	1.1	.5	3.1
Comprehensive income (loss)	199.0	124.0	172.8	159.9
Other comprehensive (income) loss attributable to noncontrolling interests	.4	(.3)	—	(1.1)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$199.4	$123.7	$172.8	$158.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Basic earnings (loss) per share	$80.58	$47.75	$67.36	$60.99
Diluted earnings (loss) per share	$80.58	$47.75	$67.36	$60.99
Dividends declared and paid per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2026	Ark/WM Outrigger
	Ark	WM Outrigger Re	Kudu	HG Global	Distinguished	WTM Partners	Other Operations	Total
Revenues:
Earned insurance premiums (1)	$375.4	$.8	$—	$7.7	$—	$—	$.7	$384.6
Net investment income (2)	26.9	1.1	19.0	7.8	.6	—	15.5	70.9
Net realized and unrealized investment gains (losses)	30.5	—	49.7	(2.0)	—	—	72.4	150.6
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	58.4	58.4
Interest income from BAM surplus notes	—	—	—	6.9	—	—	—	6.9
Commission and fee revenues (1)	—	—	—	—	56.6	—	3.8	60.4
Product and services revenues	—	—	—	—	—	92.8	14.7	107.5
Other revenues (1) (2)	4.9	—	.2	—	.2	—	—	5.3
Total revenues	437.7	1.9	68.9	20.4	57.4	92.8	165.5	844.6
Expenses:
Loss and loss adjustment expenses (3)	175.7	(.1)	—	—	—	—	.1	175.7
Insurance acquisition expenses (3)	103.4	.3	—	2.1	—	—	.3	106.1
Cost of sales	—	—	—	—	—	72.6	7.5	80.1
Broker commission expenses	—	—	—	—	23.3	—	—	23.3
Amortization of other intangible assets (4)	—	—	—	—	6.4	1.3	.9	8.6
General and administrative expenses (3) (4) (5)	44.4	—	4.7	4.2	34.6	14.2	41.2	143.3
Change in fair value of contingent consideration	31.7	—	—	—	—	—	—	31.7
Interest expense	4.1	—	7.2	3.7	3.6	.6	.6	19.8
Total expenses	359.3	.2	11.9	10.0	67.9	88.7	50.6	588.6
Pre-tax income (loss)	$78.4	$1.7	$57.0	$10.4	$(10.5)	$4.1	$114.9	$256.0
(1) Other Operations’s earned insurance premiums and commission and fee revenues are included in other revenues in the consolidated statement of operations.
(2) Distinguished’s net investment income is included in other revenues in the consolidated statement of operations.
(3) Other Operations’s loss and loss adjustment expenses and insurance acquisition expenses are included in general and administrative expenses in the consolidated statement of operations.
(4) Amortization of other intangible assets is included in general and administrative expenses in the consolidated statement of operations.
(5) Ark’s general and administrative expenses include $36.3 of other underwriting expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2025	Ark/WM Outrigger
	Ark	WM Outrigger Re	Kudu	HG Global	WTM Partners	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums (1)	$357.1	$7.1	$—	$7.1	$—	$1.6	$2.3	$375.2
Net investment income (2)	24.1	2.2	19.3	6.5	—	.7	8.6	61.4
Net realized and unrealized investment gains (losses)	51.1	—	.8	3.1	—	—	31.8	86.8
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	30.5	30.5
Interest income from BAM surplus notes	—	—	—	7.5	—	—	—	7.5
Commission and fee revenues (1)	—	—	—	—	—	59.1	4.2	63.3
Product and services revenues	—	—	—	—	42.8	—	13.5	56.3
Other revenues (1) (2)	6.3	—	.3	—	—	1.1	.5	8.2
Total revenues	438.6	9.3	20.4	24.2	42.8	62.5	91.4	689.2
Expenses:
Loss and loss adjustment expenses (3)	162.3	1.7	—	—	—	1.7	.8	166.5
Insurance acquisition expenses (3)	95.8	1.4	—	2.0	—	(.6)	.9	99.5
Cost of sales	—	—	—	—	35.2	—	7.2	42.4
Broker commission expenses	—	—	—	—	—	19.8	—	19.8
Amortization of other intangible assets (4)	—	—	.1	—	—	4.0	1.0	5.1
General and administrative expenses (3) (4) (5)	56.5	—	3.5	1.0	6.4	18.6	46.4	132.4
Change in fair value of contingent consideration	28.4	—	—	—	—	—	—	28.4
Interest expense	4.3	—	6.1	4.5	.3	2.9	.5	18.6
Total expenses	347.3	3.1	9.7	7.5	41.9	46.4	56.8	512.7
Pre-tax income (loss)	$91.3	$6.2	$10.7	$16.7	$.9	$16.1	$34.6	$176.5
(1) Other Operations’s earned insurance premiums and commission and fee revenues are included in other revenues in the consolidated statement of operations.
(2) Bamboo’s net investment income is included in other revenues in the consolidated statement of operations.
(3) Other Operations’s loss and loss adjustment expenses and insurance acquisition expenses are included in general and administrative expenses in the consolidated statement of operations.
(4) Amortization of other intangible assets is included in general and administrative expenses in the consolidated statement of operations.
(5) Ark’s general and administrative expenses include $46.3 of other underwriting expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2026	Ark/WM Outrigger
	Ark	WM Outrigger Re	Kudu	HG Global	Distinguished	WTM Partners	Other Operations	Total
Revenues:
Earned insurance premiums (1)	$746.5	$3.5	$—	$15.4	$—	$—	$4.1	$769.5
Net investment income (2)	54.3	2.4	39.8	15.5	1.3	—	29.0	142.3
Net realized and unrealized investment gains (losses)	(2.3)	(.1)	91.7	(7.2)	—	—	79.3	161.4
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	(6.8)	(6.8)
Interest income from BAM surplus notes	—	—	—	13.8	—	—	—	13.8
Commission and fee revenues (1)	—	—	—	—	96.2	—	7.4	103.6
Product and services revenues	—	—	—	—	—	136.5	27.5	164.0
Net gain on sale of the Bamboo Group	—	—	—	—	—	—	2.4	2.4
Other revenues (1) (2)	11.6	—	.4	.1	.2	—	(.1)	12.2
Total revenues	810.1	5.8	131.9	37.6	97.7	136.5	142.8	1,362.4
Expenses:
Loss and loss adjustment expenses (3)	382.1	.2	—	—	—	—	.4	382.7
Insurance acquisition expenses (3)	201.3	1.2	—	4.2	—	—	1.6	208.3
Cost of sales	—	—	—	—	—	108.7	14.1	122.8
Broker commission expenses	—	—	—	—	40.5	—	—	40.5
Amortization of other intangible assets (4)	—	—	.1	—	13.8	2.5	1.9	18.3
General and administrative expenses (3) (4) (5)	91.9	—	8.8	4.9	64.4	22.8	85.7	278.5
Change in fair value of contingent consideration	41.7	—	—	—	—	—	—	41.7
Interest expense	8.2	—	14.3	7.3	7.1	.9	1.3	39.1
Total expenses	725.2	1.4	23.2	16.4	125.8	134.9	105.0	1,131.9
Pre-tax income (loss)	$84.9	$4.4	$108.7	$21.2	$(28.1)	$1.6	$37.8	$230.5
(1) Other Operations’s earned insurance premiums and commission and fee revenues are included in other revenues in the consolidated statement of operations.
(2) Distinguished’s net investment income is included in other revenues in the consolidated statement of operations.
(3) Other Operations’s loss and loss adjustment expenses and insurance acquisition expenses are included in general and administrative expenses in the consolidated statement of operations.
(4) Amortization of other intangible assets is included in general and administrative expenses in the consolidated statement of operations.
(5) Ark’s general and administrative expenses include $71.2 of other underwriting expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2025	Ark/WM Outrigger
	Ark	WM Outrigger Re	Kudu	HG Global	WTM Partners	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums (1)	$703.1	$19.1	$—	$15.3	$—	$16.5	$16.2	$770.2
Net investment income (2)	45.4	4.4	38.7	12.8	—	1.4	18.3	121.0
Net realized and unrealized investment gains (losses) (2)	80.7	(.1)	44.8	13.1	—	.3	34.6	173.4
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	(6.1)	(6.1)
Interest income from BAM surplus notes	—	—	—	15.0	—	—	—	15.0
Commission and fee revenues (1)	—	—	—	—	—	103.3	8.1	111.4
Product and services revenues	—	—	—	—	42.8	—	27.1	69.9
Other revenues (1) (2)	8.5	—	.7	.1	—	2.4	.5	12.2
Total revenues	837.7	23.4	84.2	56.3	42.8	123.9	98.7	1,267.0
Expenses:
Loss and loss adjustment expenses (3)	375.6	21.9	—	—	—	12.6	18.2	428.3
Insurance acquisition expenses (3)	179.6	1.1	—	3.9	—	6.0	6.0	196.6
Cost of sales	—	—	—	—	35.2	—	14.7	49.9
Broker commission expenses	—	—	—	—	—	35.3	—	35.3
Amortization of other intangible assets (4)	—	—	.2	—	—	8.0	2.1	10.3
General and administrative expenses (3) (4) (5)	92.3	.1	7.4	1.6	9.4	34.6	77.8	223.2
Change in fair value of contingent consideration	38.1	—	—	—	—	—	—	38.1
Interest expense	8.5	—	12.5	9.1	.3	5.0	1.0	36.4
Total expenses	694.1	23.1	20.1	14.6	44.9	101.5	119.8	1,018.1
Pre-tax income (loss)	$143.6	$.3	$64.1	$41.7	$(2.1)	$22.4	$(21.1)	$248.9
(1) Other Operations’s earned insurance premiums and commission and fee revenues are included in other revenues in the consolidated statement of operations.
(2) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.
(3) Other Operations’s loss and loss adjustment expenses and insurance acquisition expenses are included in general and administrative expenses in the consolidated statement of operations.
(4) Amortization of other intangible assets is included in general and administrative expenses in the consolidated statement of operations.
(5) Ark’s general and administrative expenses include $74.8 of other underwriting expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

Ark/WM Outrigger	Three Months Ended June 30, 2026
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$777.5	$(.4)	$.4	$777.5
Net written premiums	$537.8	$(.4)	$—	$537.4
Net earned premiums	$375.4	$.8	$—	$376.2

Insurance expenses:
Loss and loss adjustment expenses	$175.7	$(.1)	$—	$175.6
Insurance acquisition expenses	103.4	.3	—	103.7
Other underwriting expenses (1)	36.3	—	—	36.3
Total insurance expenses	$315.4	$.2	$—	$315.6

Insurance ratios:
Loss and loss adjustment expenses	46.8%	(12.5)%	—%	46.7%
Insurance acquisition expenses	27.5	37.5	—	27.6
Other underwriting expenses	9.7	—	—	9.6
Combined Ratio	84.0%	25.0%	—%	83.9%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Three Months Ended June 30, 2025
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$815.2	$42.6	$(42.6)	$815.2
Net written premiums	$536.0	$42.6	$—	$578.6
Net earned premiums	$357.1	$7.1	$—	$364.2

Insurance expenses:
Loss and loss adjustment expenses	$162.3	$1.7	$—	$164.0
Insurance acquisition expenses	95.8	1.4	—	97.2
Other underwriting expenses (1)	46.3	—	—	46.3
Total insurance expenses	$304.4	$3.1	$—	$307.5

Insurance ratios:
Loss and loss adjustment expense	45.4%	23.9%	—%	45.0%
Insurance acquisition expenses	26.8	19.8	—	26.7
Other underwriting expense	13.0	—	—	12.7
Combined Ratio	85.2%	43.7%	—%	84.4%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark/WM Outrigger	Six Months Ended June 30, 2026
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,868.4	$(.4)	$.4	$1,868.4
Net written premiums	$1,127.9	$(.4)	$—	$1,127.5
Net earned premiums	$746.5	$3.5	$—	$750.0

Insurance expenses:
Loss and loss adjustment expenses	$382.1	$.2	$—	$382.3
Insurance acquisition expenses	201.3	1.2	—	202.5
Other underwriting expenses (1)	71.2	—	—	71.2
Total insurance expenses	$654.6	$1.4	$—	$656.0

Insurance ratios:
Loss and loss adjustment expense	51.2%	5.7%	—%	51.0%
Insurance acquisition expenses	27.0	34.3	—	27.0
Other underwriting expense	9.5	—	—	9.5
Combined Ratio	87.7%	40.0%	—%	87.5%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Six Months Ended June 30, 2025
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,922.8	$80.1	$(80.1)	$1,922.8
Net written premiums	$1,226.2	$80.1	$—	$1,306.3
Net earned premiums	$703.1	$19.1	$—	$722.2

Insurance expenses:
Loss and loss adjustment expenses	$375.6	$21.9	$—	$397.5
Insurance acquisition expenses	179.6	1.1	—	180.7
Other underwriting expenses (1)	74.8	—	—	74.8
Total insurance expenses	$630.0	$23.0	$—	$653.0

Insurance ratios:
Loss and loss adjustment expense	53.4%	114.7%	—%	55.0%
Insurance acquisition expenses	25.5	5.7	—	25.0
Other underwriting expense	10.6	—	—	10.4
Combined Ratio	89.5%	120.4%	—%	90.4%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Kudu	Three Months Ended June 30, 2025	Three Months Ended June 30, 2026	Six Months Ended June 30, 2025	Six Months Ended June 30, 2026	Twelve Months Ended June 30, 2026
Net investment income (1)	$19.3	$19.0	$38.7	$39.8	$79.8
Net realized and unrealized investment gains (losses)	.8	49.7	44.8	91.7	150.4
Other revenues	.3	.2	.7	.4	.9
Total revenues	20.4	68.9	84.2	131.9	231.1
General and administrative expenses	3.6	4.7	7.6	8.9	19.2
Interest expense	6.1	7.2	12.5	14.3	27.7
Total expenses	9.7	11.9	20.1	23.2	46.9
GAAP pre-tax income (loss)	10.7	57.0	64.1	108.7	184.2
Income tax (expense) benefit	1.0	(15.0)	(10.6)	(28.8)	(42.4)
GAAP net income (loss)	11.7	42.0	53.5	79.9	141.8

Add back:
Interest expense	6.1	7.2	12.5	14.3	27.7
Income tax expense (benefit)	(1.0)	15.0	10.6	28.8	42.4
Depreciation	—	.1	—	.1	.3
Amortization of other intangible assets	.1	—	.2	.1	.2
EBITDA	16.9	64.3	76.8	123.2	212.4

Exclude:
Net realized and unrealized investment (gains) losses	(.8)	(49.7)	(44.8)	(91.7)	(150.4)
Non-cash equity-based compensation expense	—	—	—	—	.5
Transaction expenses	.1	1.1	—	1.1	3.0
Adjusted EBITDA	$16.2	$15.7	$32.0	$32.6	$65.5

Adjustment to annualize partial year revenues from participation contracts acquired					5.3
Adjustment to remove partial year revenues from participation contracts sold					(2.3)
Annualized adjusted EBITDA					$68.5

GAAP net investment income (1)					$79.8
Adjustment to annualize partial year revenues from participation contracts acquired					5.3
Adjustment to remove partial year revenues from participation contracts sold					(2.3)
Annualized revenue					$82.8

Net equity capital drawn					$484.4
Debt capital drawn					358.3
Total net capital drawn and invested (2)					$842.7

GAAP net investment income revenue yield					9.5%

Cash revenue yield					9.8%

Return on equity (3)					14.7%
(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.
(3) Return on equity is calculated based on the GAAP net income (loss) divided by the average of Kudu’s beginning and ending GAAP equity.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Kudu	2026	2025	2026	2025
Beginning balance of Kudu’s participation contracts (1)	$1,352.2	$1,120.4	$1,285.0	$1,008.4
Contributions to participation contracts (2)(3)	17.9	.2	43.3	68.2
Proceeds from participation contracts sold (3)	(75.1)	—	(75.1)	—
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (4)	26.2	9.1	26.5	9.1
Net unrealized investment gains (losses) on participation contracts - all other (5)	23.4	(8.6)	64.9	35.4
Ending balance of Kudu’s participation contracts (6)	$1,344.6	$1,121.1	$1,344.6	$1,121.1
(1) As of March 31, 2026, March 31, 2025, December 31, 2025 and 2024, Kudu’s other long-term investments also include $6.6, $5.8, $6.4 and $5.6 related to a private debt instrument.
(2) Includes contributions to new and existing participation contracts.
(3) Includes $3.5 of non-cash contributions to (proceeds from) participation contracts for the three and six months ended June 30, 2026.
(4) Includes net realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(5) Includes net unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.
(6) As of June 30, 2025, Kudu’s other long-term investments also include $6.1 related to a private debt instrument.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
HG Global	2026		2025		2026		2025
Par value assumed:
Par value of primary market policies assumed (1)		$741.0		$840.1		$1,159.4		$1,167.1
Par value of secondary market policies assumed (1)	76.6		90.4		175.8		190.7
Total par value of policies assumed		$817.6		$930.5		$1,335.2		$1,357.8

Reinsurance premiums:
Gross written premiums from primary market		$8.9		$16.7		$13.0		$20.5
Gross written premiums from secondary market	2.1		2.5		6.3		5.4
Total gross written premiums	11.0		19.2		19.3		25.9
Ceding commission paid	3.2		5.8		5.7		7.8
Total gross written premiums net of ceding commission paid		$7.8		$13.4		$13.6		$18.1

Earned premiums		$7.7		$7.1		$15.4		$15.3

Pricing:
Gross pricing from primary market	120	bps	199	bps	112	bps	176	bps
Gross pricing from secondary market	274	bps	277	bps	358	bps	283	bps
Total gross pricing	135	bps	206	bps	145	bps	191	bps

Total pricing net of ceding commission paid	95	bps	144	bps	102	bps	133	bps

(1) For capital appreciation bonds, par is adjusted to the estimated equivalent par value for current interest paying bonds.

HG Global	As of June 30, 2026	As of December 31, 2025	As of June 30, 2025
Unearned premiums	$331.8	$327.9	$307.9
Deferred acquisition costs	98.5	96.9	90.4
Unearned premiums, net of deferred acquisition costs	$233.3	$231.0	$217.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Distinguished	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Commission and fee revenues	$56.6	$96.2
Other revenues	.8	1.5
Total revenues	57.4	97.7
Broker commission expenses	23.3	40.5
General and administrative expenses	41.0	78.2
Interest expense	3.6	7.1
Total expenses	67.9	125.8
GAAP pre-tax income (loss)	(10.5)	(28.1)
Income tax (expense) benefit	.7	3.9
GAAP net income (loss)	(9.8)	(24.2)

Exclude:
Net (income) loss, GrowthCo	10.4	18.2
ScaleCo net income (loss)	.6	(6.0)

Add back:
Interest expense	3.6	7.1
Income tax expense (benefit)	(.7)	(3.9)
Depreciation	.1	.2
Amortization of other intangible assets	6.4	13.8
ScaleCo EBITDA	10.0	11.2

Exclude:
Non-cash equity-based compensation expense	2.3	4.7
Restructuring expenses	—	.8
Legal settlement expenses	.1	.1
ScaleCo adjusted EBITDA	$12.4	$16.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

WTM Partners (1)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2026	Six Months Ended June 30, 2025	Six Months Ended June 30, 2026	Twelve Months Ended June 30, 2026
Product and service revenues	$42.8	$92.8	$42.8	$136.5	$237.8
Total revenues	42.8	92.8	42.8	136.5	237.8
Cost of sales	35.2	72.6	35.2	108.7	194.6
General and administrative expenses	6.4	15.5	9.4	25.3	40.8
Interest expense	.3	.6	.3	.9	1.5
Total expenses	41.9	88.7	44.9	134.9	236.9
GAAP pre-tax income (loss)	.9	4.1	(2.1)	1.6	.9
Income tax (expense) benefit	.2	(.6)	.2	(.7)	(1.0)
GAAP net income (loss)	1.1	3.5	(1.9)	.9	(.1)

Add back:
Interest expense	.3	.6	.3	.9	1.5
Income tax expense (benefit)	(.2)	.6	(.2)	.7	1.0
Depreciation	.3	.5	.3	.8	1.4
Amortization of other intangible assets	—	1.3	—	2.5	6.2
EBITDA	1.5	6.5	(1.5)	5.8	10.0

Exclude:
Transaction expenses	1.2	2.6	3.0	4.6	5.0
Restructuring and integration expenses	—	.1	—	.1	.1
Adjusted EBITDA	$2.7	$9.2	$1.5	$10.5	$15.1
(1) Includes results for periods subsequent to the acquisitions of Enterprise Solutions on April 1, 2025, Basesix on April 1, 2026 and Hawkeye Electric on May 1, 2026.

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.

•Ark’s tangible book value and growth in tangible book value are non-GAAP financial measures.

Tangible book value is a non-GAAP financial measure derived by adjusting GAAP book value to exclude (i) goodwill and other intangible assets, (ii) the deferred tax liability on other intangible assets and (iii) the contingent consideration liability. The contingent consideration liability represents the estimated fair value of the additional shares that could be earned by management rollover shareholders if and to the extent that White Mountains achieves certain multiple of invested capital return thresholds. If earned, these additional shares would result in a reallocation of economics among Ark’s shareholders, which is reflected in the fair value of the contingent consideration liability recorded by White Mountains, but would have no impact on Ark’s stand-alone book value or tangible book value.

Growth in tangible book value equals the change in tangible book value plus dividends for the period divided by beginning tangible book value.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Ark’s enterprise value.

The following table presents the reconciliation of Ark’s GAAP equity to tangible book value.

$ in millions	June 30, 2026	March 31, 2026	December 31, 2025
Ark’s GAAP book value	$1,615.0	$1,547.1	$1,593.9
Less: goodwill and other intangible assets, net (1)	(248.6)	(248.6)	(248.6)
Plus: contingent consideration	370.0	338.3	328.3
Ark’s tangible book value	$1,736.4	$1,636.8	$1,673.6

Year-to-date dividends declared	$50.5	$50.5	$41.5

Quarter-to-date growth in GAAP book value, including dividends:	4.4%	0.2%	(2.1)%
Quarter-to-date growth in tangible book value, including dividends:	6.1%	0.8%	4.0%
Year-to-date growth in GAAP book value, including dividends:	4.5%	0.2%	13.7%
Year-to-date growth in tangible book value, including dividends:	6.8%	0.8%	27.6%
(1) Amounts are net of deferred tax liabilities related to other intangible assets of $43.9.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate EBITDA. The items relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each item follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested. The most directly comparable GAAP financial measure is net investment income revenue yield, which is derived using GAAP net investment income as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s underlying performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 18 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Distinguished’s ScaleCo net income (loss), ScaleCo EBITDA and ScaleCo adjusted EBITDA are non-GAAP financial measures.

ScaleCo net income (loss) is a non-GAAP financial measure that excludes the results of the GrowthCo vertical, which is consolidated under GAAP, from Distinguished’s consolidated GAAP net income (loss).

ScaleCo EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to ScaleCo net income (loss).

ScaleCo adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those items added back to calculate ScaleCo EBITDA. The items relate to (i) non-cash equity-based compensation expense, (ii) restructuring expenses and (iii) legal settlement expenses. A description of each item follows:
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Distinguished’s management compensation that are settled with equity units in Distinguished.

•Restructuring expenses - Represents costs related to Distinguished’s corporate restructuring and capital planning activities.
•Legal settlement expenses - Represents amounts incurred related to legal settlements.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Distinguished’s underlying performance. White Mountains also believes that excluding the results of the GrowthCo vertical, which Distinguished views as an investment in start-up programs, is useful to understanding the underlying performance of Distinguished’s established programs. See page 21 for the reconciliation of Distinguished’s consolidated GAAP net income (loss) to ScaleCo net income (loss), ScaleCo EBITDA and ScaleCo adjusted EBITDA.

•WTM Partners’s EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to GAAP net income (loss). Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate EBITDA. The items relate to (i) transaction expenses and (ii) restructuring and integration expenses. A description of each item follows:
•Transaction expenses - Represents costs directly related to WTM Partners’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.
•Restructuring and integration expenses - Represents costs related to WTM Partners’s corporate restructuring and mergers and acquisitions integration activities.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating WTM Partners’s underlying performance. See page 22 for the reconciliation of WTM Partners’s GAAP net income (loss) to EBITDA and adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total consolidated portfolio return	3.5%	2.7%	3.7%	4.5%
Remove MediaAlpha	(0.7)	(0.4)	0.1	0.2
Total consolidated portfolio return excluding MediaAlpha	2.8%	2.3%	3.8%	4.7%

Three Months Ended June 30, 2026
Total equity portfolio return	6.1%
Remove MediaAlpha	(1.2)
Total equity portfolio return excluding MediaAlpha	4.9%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “may,” “could,” “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s 2025 Annual Report on Form 10-K;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•the continued availability of fronting and reinsurance capacity;
•deterioration of general economic, market or business conditions, including due to war and war-like actions and outbreaks of contagious disease and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.